CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial

Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated December 12, 2006, which is incorporated by reference, in this Registration Statement (Form N-1A 33-58282 and 811-7512) of Dreyfus Premier Worldwide Growth Fund, Inc.

ERNST & YOUNG LLP
New York, New York February 26, 2007